UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017
Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)
7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)    On October 30, 2017, the Board of Directors of Cartesian, Inc. (the "Company") approved the voluntarily delisting by the Company of its common stock from the Nasdaq Capital Market (“NCM”) of the Nasdaq Stock Exchange ("Nasdaq"), and the transfer of the listing of its common stock to the OTCQB Market (the “OTCQB”). The OTCQB Market is operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. The Company notified Nasdaq of its intention to voluntarily delist its common stock from Nasdaq. The Company intends to cease trading on Nasdaq at the close of business on November 13, 2017 and to begin trading on the OTCQB on November 14, 2017 under its current trading symbol “CRTN”. The Company expects to remain a reporting company under the Securities Exchange Act of 1934, as amended, immediately following the voluntary withdrawal from the NCM.

As previously disclosed on Form 8-K on May 15, 2017, the Company received a letter from Nasdaq notifying the Company of its failure to maintain a minimum closing bid price of $1.00 over the preceding 30 consecutive business days for its common stock, as required by Nasdaq Marketplace Rule 5550(a)(2)(the “Rule”). The letter stated that Cartesian had until November 13, 2017 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

The Company's Board of Directors approved the voluntary withdrawal of the Company’s common stock from listing on the NCM as a result of numerous factors, including its assessment of the probability of the Company’s regaining compliance with the Rule and complying with certain other Nasdaq quantitative requirements, the common stock’s current trading volume and price, and the costs of maintaining eligibility to list the Company’s stock on the NCM.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced several management changes on November 2, 2017, including the following changes.

On November 2, 2017, Peter Woodward provided formal notice to the Company that he will resign from his position as Chief Executive Officer of the Company, effective November 15, after the release of the Company’s third quarter 2017 earnings and Form 10-Q filing. Mr. Woodward will serve as a Special Adviser to the Executive Chairman of the Company, focusing on strategic initiatives and alliances. He will remain a member of the Company’s Board of Directors.

In connection with Mr. Woodward's resignation, the Board of Directors designated Donald J. Tringali, Executive Chairman of the Company, as the principal executive officer of the Company effective upon Mr. Woodward's resignation. The Board of Directors approved an Office of the Chief Executive, to be led by Mr. Tringali and to include Jim Serafin, the new Senior Director of Global Operations, Susannah Hawkins, head of Global Strategy for the Company and acting Commercial Director of the Company’s EMEA unit, Dermod Ranaghan, Managing Director of the Company's EMEA unit and interim CFO, and Company President William Hill.

On November 2, 2017, John Ferrara provided formal notice to the Company that he will resign from his position as Chief Financial Officer of the Company, effective November 15, after the release of the Company’s third quarter 2017 earnings and Form 10-Q filing. The Board of Directors appointed Dermod Ranaghan, Managing Director of the Company's EMEA unit, as interim Chief Financial Officer for the Company, effective upon Mr. Ferrara's resignation.

Designation as Principal Executive Officer

The designation of Mr. Tringali as the principal executive officer of the Company will take effect upon the resignation of Mr. Woodward as Chief Executive Officer. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K regarding Ms. Tringali is contained in Item 10 "Directors, Executive Officers and Corporate Governance" and Item 13, "Certain Relationships and Related Transactions, and Director Independence" of Amendment No. 1 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016 filed by the Company with the Securities and Exchange Commission on April 28, 2017, and incorporated herein by reference. Mr. Tringali will continue to receive his base compensation of $15,000 per month paid to him in his role as Executive Chairman of the Company.

Appointment of Interim Chief Financial Officer

The appointment of Mr. Ranaghan as interim Chief Financial Officer of the Company will take effect upon the resignation of Mr. Ferrara as Chief Financial Officer of the Company. In connection with his appointment, Mr. Ranaghan was designated as the principal financial officer and principal accounting officer of the Company. Mr. Ranaghan, age 52, has served as Managing Director of the Company's EMEA unit since September 2011 and will continue in that capacity after his appointment as interim Chief Financial Officer. Mr. Ranaghan previously served as the Finance Director of Cartesian Limited from November 2004 until September 2011 and served as Finance Manager of Cartesian Limited from October 2000 until November 2004. Cartesian Limited was acquired by the Company in 2007.

Mr. Ranaghan's employment relationship with the Company will continue to be governed by his existing employment agreement. The Company will enter into an Indemnification Agreement with Mr. Ranaghan. The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Ranaghan to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with certain of the directors and officers of the Company. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated herein by reference as Exhibit 10.1.

There is no arrangement or understanding between Mr. Ranaghan and any other persons pursuant to which he was appointed interim Chief Financial Officer, and there is no family relationship between Mr. Ranaghan and any directors or executive officers of the Company. Mr. Ranaghan is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Resignation of Chief Executive Officer

On November 2, 2017, Peter Woodward provided formal notice to the Company that he will resign from his position as Chief Executive Officer of the Company, effective November 15, after the release of the Company’s third quarter 2017 earnings and 10-Q filing. Mr. Woodward will serve as a Special Adviser to the Executive Chairman of the Company, focusing on strategic initiatives and alliances. He will remain a member of the Company’s Board of Directors. Except for the change in position, Mr. Woodward's continued service will be under his existing employment agreement. The Company and Mr. Woodward are currently negotiating changes to this existing employment agreement in connection with the change in duties.

Resignation of Chief Financial Officer

On November 2, 2017, John Ferrara provided formal notice to the Company that he will resign from his position as Chief Financial Officer of the Company, effective November 15, after the release of the Company’s third quarter 2017 earnings and Form 10-Q filing. In connection with Mr. Ferrara's resignation, the Company and Mr. Ferrara are negotiating agreements relating to his change in duties and separation from the Company, including a

Confidential Severance Agreement and Full and General Release, an Amendment #2 to the Employment Agreement between the Company and Mr. Ferrara, dated September 28, 2015, and Amended Stock Option Agreement.

Item 7.01    Regulation FD.

On November 2, 2017, the Company issued a press release regarding the transfer of the listing of its common stock from Nasdaq Capital Market to OTCQB and issued a second press release regarding strategic alternatives and officer changes. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

The information in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act made after the date hereof, the information contained in Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.        Description
10.1    Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999)

99.1    Press Release dated November 2, 2017 regarding transfer of listing from Nasdaq Capital Market to OTCQB

99.2    Press Release dated November 2, 2017 regarding strategic alternatives and officer changes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Peter H. Woodward
Peter H. Woodward Chief Executive Officer

Date: November 2, 2017